As filed with the Securities and Exchange Commission on March 22, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-220764

FORM S-8 REGISTRATION STATEMENT NO. 333-188754

FORM S-8 REGISTRATION STATEMENT NO. 333-184230

FORM S-8 REGISTRATION STATEMENT NO. 333-167695

FORM S-8 REGISTRATION STATEMENT NO. 333-158130

FORM S-8 REGISTRATION STATEMENT NO. 333-124697

FORM S-8 REGISTRATION STATEMENT NO. 333-99187

FORM S-8 REGISTRATION STATEMENT NO. 333-59132

FORM S-8 REGISTRATION STATEMENT NO. 333-84069

FORM S-8 REGISTRATION STATEMENT NO. 333-41369

FORM S-8 REGISTRATION STATEMENT NO. 033-57345

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-70444

UNDER

THE SECURITIES ACT OF 1933

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1381	73-0618660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100

Houston, Texas 77046

(281) 406-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer F. Simons

Vice President, General Counsel and Secretary

Parker Drilling Company

5 Greenway Plaza, Suite 100

Houston, Texas 77046

(281) 406-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Parker Drilling Company (“Parker”), to deregister all shares of common stock unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Parker with the Securities and Exchange Commission:

•	Registration Statement No. 333- 220764, filed on October 2, 2017, registering 159,091 shares of common stock under the Parker Drilling Company 2017 Restricted Stock Unit Incentive Plan;

•	Registration Statement No. 333-188754, filed on May 22, 2013, registering 261,438 shares of common stock under the Parker Drilling Company Restricted Stock Unit Incentive Agreement;

•	Registration Statement No. 333-184230, filed on October 2, 2012, registering 349,650 shares of common stock under the Parker Drilling Company Restricted Stock Unit Incentive Agreement;

•	Registration Statement No. 333-167695, filed on June 23, 2010, registering 5,800,000 shares of common stock under the Parker Drilling Company 2010 Long-Term Incentive Plan;

•	Registration Statement No. 333-158130, filed on March 20, 2009, registering 4,095,000 shares of common stock under the Parker Drilling Company 2005 Long-Term Incentive Plan;

•	Registration Statement No. 333-124697, filed on May 6, 2005, registering 3,950,134 shares of common stock under the Parker Drilling Company 2005 Long-Term Incentive Plan;

•	Registration Statement No. 333-99187, filed on September 5, 2002, registering 1,195,000 shares of common stock under the Parker Drilling Company Third Amended and Restated 1997 Stock Plan;

•	Registration Statement No. 333-70444, filed on September 28, 2001, registering 2,000,000 shares of common stock under the Parker Drilling Company Stock Bonus Plan;

•	Registration Statement No. 333-59132, filed on April 18, 2001, registering 1,000,000 shares of common stock under the Parker Drilling Company Second Amended and Restated 1997 Stock Option Plan;

•	Registration Statement No. 333-84069, filed on July 30, 1999, registering 2,000,000 shares of common stock under the Parker Drilling Company Amended and Restated 1997 Stock Plan;

•	Registration Statement No. 333-41369, filed on December 2, 1997, registering 4,000,000 shares of common stock under the Parker Drilling Company 1997 Stock Option Plan; and

•	Registration Statement No. 333-57345, filed on January 18, 1995, registering 2,620,000 shares of common stock under the Parker Drilling Company 1994 Executive Stock Option Plan.

As previously disclosed, on December 12, 2018, Parker and certain of its U.S. subsidiaries (together with Parker, the “Company”), commenced voluntary Chapter 11 proceedings and filed a prearranged plan of reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division. The Company’s Chapter 11 cases are jointly administered under the caption In re Parker Drilling Company, et al., Case No. 18-36958 (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, Parker has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Parker in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Parker hereby removes from registration by means of these Post-Effective Amendments all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and Parker hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 22, 2019.

PARKER DRILLING COMPANY

By:	/s/ Jennifer Simons
Jennifer Simons
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary G. Rich Gary G. Rich	Chairman, President, and Chief Executive Officer	March 22, 2019

/s/ Michael W. Sumruld Michael W. Sumruld	Senior Vice President and Chief Financial Officer	March 22, 2019

/s/ Nathaniel C. Dockray Nathaniel C. Dockray	Chief Accounting Officer	March 22, 2019

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Director	March 22, 2019

/s/ Peter T. Fontana Peter T. Fontana	Director	March 22, 2019

/s/ Gary R. King Gary R. King	Director	March 22, 2019

/s/ Robert L. Parker Jr. Robert L. Parker Jr.	Director	March 22, 2019

/s/ Richard D. Paterson Richard D. Paterson	Director	March 22, 2019

/s/ Zaki Selim Zaki Selim	Director	March 22, 2019